Exhibit 99.1

American Public Education Reports Fourth Quarter and Full Year 2019 Results

CHARLES TOWN, W.Va., March 10, 2020 /PRNewswire/ -- American Public Education, Inc. (Nasdaq: APEI) – parent company of online learning provider American Public University System (APUS) and campus-based Hondros College of Nursing (HCN) – announced financial results for the three and twelve months ended December 31, 2019.

Fourth Quarter Highlights:

  Consolidated revenue decreased 3% year-over-year to $74.4 million.
  Net income was $5.7 million, or $0.37 per diluted share, compared to net income of $9.1 million, or $0.55 per diluted share, in the fourth quarter of 2018.
  Net course registrations and net course registrations by new students at APUS increased by approximately 1% year-over-year.1
  APUS student enrollment decreased 1% to 81,000 students, compared to the prior year.2
  For the three months ended March 31, 2020 (Winter Term), new student enrollment at HCN increased approximately 31% year-over-year and total student enrollment decreased 9% year-over-year.

"Our recent value-creation study revealed several promising opportunities and further validated our belief that APEI's high ROI on student educational investment can drive sustained enrollment growth," said Angela Selden, chief executive officer of APEI. "Our unique value proposition is not widely known, making it one of higher education's best kept secrets. But we intend to change that."

Selden added, "This year we will begin implementing a fresh new marketing approach intended to maximize our potential to reach a wider audience of learners who will discover that our affordability is matched (or exceeded) only by the ability of APUS to provide a flexible, relevant, high value education from the moment they enroll and throughout their lives."

Financial Results:

Total consolidated revenue for the fourth quarter of 2019 decreased by 3% to $74.4 million, compared to total revenue of $76.9 million in the fourth quarter of 2018. This decrease was driven by a $0.3 million, or 0.5%, decrease in APEI Segment revenue and a $2.2 million, or 21.7%, decrease in HCN Segment revenue.

Consolidated income from operations before interest income and income taxes in the fourth quarter of 2019 was $8.6 million, compared to consolidated income from operations before interest income and income taxes of $11.4 million in the fourth quarter of 2018. HCN Segment loss from operations before interest income and income taxes decreased by $1.9 million, compared to the prior year period. APEI Segment income from operations before interest income and income taxes decreased by $0.9 million, compared to the prior year period. APEI Segment income includes $1.0 million in pretax costs related to the information technology transformation project.

Net income for the three months ended December 31, 2019 was $5.7 million, or $0.37 per diluted share, compared to net income of $9.1 million, or $0.55 per diluted share, in the same period of 2018. The weighted average diluted shares outstanding for the fourth quarter of 2019 and 2018 were approximately 15.6 million and 16.7 million, respectively.

For the twelve months ended December 31, 2019, total consolidated revenue decreased by 4% to $286.3 million, compared to total revenue of $297.7 million in the prior year period. This decrease was driven by a $8.1 million, or 21.7%, decrease in HCN Segment revenue and a $3.2 million, or 1.2%, decrease in APEI Segment revenue.

Consolidated income from operations before interest income and income taxes for the twelve months ended December 31, 2019 was $12.8 million, compared to $32.5 million in the prior year period. Net income for the twelve months ended December 31, 2019 was $10.0 million, or $0.62 per diluted share, compared to net income of $25.6 million, or $1.54 per diluted share, in the prior year period. The weighted average diluted shares outstanding for the twelve months ended December 31, 2019 and 2018 were approximately 16.3 million and 16.6 million, respectively.

Adjusted net income for the twelve months ended December 31, 2019 was $17.7 million, or $1.09 per diluted share. For additional information regarding adjusted net income (a non-GAAP measure), please refer to "GAAP to Adjusted Net Income Reconciliation" in the financial tables that follow.

Total cash and cash equivalents as of December 31, 2019 were approximately $202.7 million, compared to $212.1 million as of December 31, 2018. Capital expenditures were approximately $7.3 million for the twelve months ended December 31, 2019, compared to $9.4 million in the prior year period. Depreciation and amortization expense was $15.6 million for the twelve months ended December 31, 2019, compared to $17.5 million in the prior year period.

During the three and twelve months ended December 31, 2019, the Company repurchased 450,223 and 1,416,304 shares of common stock, respectively. On December 5, 2019, our Board approved an additional authorization to repurchase up to $25.0 million of shares. At December 31, 2019, there remained $22.0 million available under the share repurchase authorization.

Registrations and Enrollment:
American Public University System[1]
For the three months ended December 31,	2019	2018	% Change
Net Course Registrations by New Students	9,900	9,800	1%
Net Course Registrations	79,800	79,400	1%

For the twelve months ended December 31,	2019	2018	% Change
Net Course Registrations by New Students	40,200	40,100	0%
Net Course Registrations	316,700	320,300	-1%

As of December 31,
APUS Student Enrollment[2]	81,000	81,400	-1%

Hondros College of Nursing[3]
For the three months ended December 31,	2019	2018	% Change
New Student Enrollment	530	660	-20%
Total Student Enrollment	1,600	2,110	-24%

1APUS Net Course Registrations represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty.

2APUS StudentEnrollment represents the number of unique active students, including those who take an approved leave of absence for up to two years, who have reached the eighth day of their first course or who have completed at least one course within the last 12 months for which a grade was received.  Excludes students in doctoral programs.

3HCNStudent Enrollment represents the total number of students enrolled in a course after the date by which students may drop a course without financial penalty.

First Quarter 2020 Outlook:

The following statements are based on American Public Education's current expectations. These statements are forward-looking and actual results may differ materially. The Company undertakes no obligation to update publicly any forward-looking statements for any reason unless required by law.

American Public Education anticipates the change in first quarter 2020 consolidated revenue to be between a 1% decline and a 3% increase compared to the prior year period. The Company expects diluted earnings per share to be between $0.13 and $0.18 in the first quarter of 2020.

American Public Education expects the following results from its subsidiaries in the first quarter of 2020:

  At APUS, net course registrations by new students are expected to be approximately flat and net course registrations are expected to increase by approximately 1% compared to the prior year period.
  At HCN, new student enrollment increased approximately 31% and total student enrollment decreased approximately 9% year-over-year for the three months ended March 31, 2020.

Non-GAAP Financial Measure ("Adjusted Net Income"):

This press release contains the non-GAAP financial measure of adjusted net income for the twelve months ended December 31, 2019 and 2018. American Public Education believes that the use of adjusted net income is useful because it allows investors to better compare results to prior year periods.

For the twelve months ended December 31, 2019, adjusted net income excludes $2.8 million in employee compensation costs for post-employment benefits that will be payable to the APUS President upon retirement, and an aggregate non-cash expense of $7.3 million associated with a reduction in the carrying value of goodwill for the Company's HCN Segment, as well as the applicable tax effect of the adjustments. In addition, the prior year period excludes approximately $1.7 million in pre-tax expenses associated with the voluntary reduction in force program announced on March 12, 2018 as well as the applicable tax effect of the adjustment.

These non-GAAP measures should not be considered in isolation or as an alternative to measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of adjusted net income is that it excludes expenses that are required by GAAP to be recorded. In addition, non-GAAP measures are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded.

The Company is presenting adjusted net income in connection with its GAAP results and urges investors to review the reconciliation of adjusted net income to the comparable GAAP financial measures that is included in the tables following this press release (under the caption "GAAP to Adjusted Net Income Reconciliation") and not to rely on any single financial measure to evaluate its business.

Webcast:

A live webcast of the Company's fourth quarter 2019 earnings conference call will be broadcast today at 5:00 p.m. Eastern time. This call will be open to listeners who log in through the Company's investor relations website, www.apei.com.

A replay of the live webcast will also be available starting approximately one hour after the conclusion of the live conference call. The replay will be archived and available to listeners for one year.

About American Public Education
American Public Education, Inc. (Nasdaq: APEI) is a leading provider of higher learning dedicated to preparing students all over the world for excellence in service, leadership and achievement. The Company offers respected, innovative and affordable academic programs and services to students, universities and partner organizations through wholly owned subsidiaries: American Public University System and National Education Seminars Inc., which we refer to in this press release as Hondros College of Nursing. Together, these institutions serve more than 80,000 adult learners worldwide and offer more than 200 degree and certificate programs in fields ranging from homeland security, military studies, intelligence, and criminal justice to technology, business administration, public health, nursing and liberal arts. For additional information, please visit www.apei.com.

Forward Looking Statements
Statements made in this press release regarding American Public Education, Inc., or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education, Inc. and the industry. Forward-looking statements can be identified by words such as "anticipate," "believe," "seek," "could," "estimate," "expect," "intend," "may," "should," "will" and "would." These forward-looking statements include, without limitation, statements regarding our new advertising and marketing initiatives, expected growth, expected registration and enrollments, expected revenues, earnings and expenses, plans with respect to recent, current and future initiatives (including advertising and marketing initiatives and their expected benefits), and investments and partnerships..

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, risks related to: the Company's dependence on the effectiveness of its ability to attract students who persist in its institutions' programs; the Company's ability to effectively market its programs; adverse effects of changes the Company makes to improve the student experience and enhance the ability to identify and enroll students who are likely to succeed; the Company's ability to maintain strong relationships with the military and maintain enrollments from military students; the Company's ability to comply with regulatory and accrediting agency requirements and to maintain institutional accreditation; the Company's reliance on Department of Defense tuition assistance, Title IV programs, and other sources of financial aid; the Company's dependence on its technology infrastructure; strong competition in the postsecondary education market and from non-traditional offerings; and the various risks described in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and other filings with the SEC. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future.

American Public Education, Inc.
Consolidated Statement of Income
(In thousands, except per share data)

	Three Months Ended
	December 31,
	2019	2018

Revenues	$74,381	$76,930
Costs and expenses:
Instructional costs and services	28,008	28,441
Selling and promotional	15,021	14,038
General and administrative	18,873	18,676
Loss on disposals of long-lived assets	32	—
Impairment of Goodwill	—	—
Depreciation and amortization	3,838	4,343
Total costs and expenses	65,772	65,498

Income from operations before
interest income and income taxes	8,609	11,432
Interest income, net	701	987
Income before income taxes	9,310	12,419

Income tax expense	3,591	3,294
Equity investment income (loss)	—	(32)
Net income	$5,719	$9,093

Net income per common share:
Basic	$0.37	$0.55
Diluted	$0.37	$0.55

Weighted average number of
common shares:
Basic	15,379	16,424
Diluted	15,563	16,656

	Three Months Ended
Segment Information:	December 31,
	2019	2018
Revenues:
American Public Education, Inc.	$66,513	$66,853
Hondros College of Nursing	$7,895	$10,077
Intersegment Elimination[1]	$(27)	$—
Income (loss) from operations before
interest income and income taxes:
American Public Education, Inc.	$9,164	$10,030
Hondros College of Nursing	$(554)	$1,402
Intersegment Elimination[1]	$(1)	$—

	Twelve Months Ended
	December 31,
	2019	2018

Revenues	$286,270	$297,687
Costs and expenses:
Instructional costs and services	111,916	115,280
Selling and promotional	60,028	57,042
General and administrative	78,082	74,456
Loss on disposals of long-lived assets	556	882
Impairment of goodwill	7,336	—
Depreciation and amortization	15,596	17,501
Total costs and expenses	273,514	265,161

Income from operations before
interest income and income taxes	12,756	32,526
Interest income, net	3,908	2,915
Income before income taxes	16,664	35,441

Income tax expense	5,187	9,287
Equity investment loss	(1,464)	(515)
Net income	$10,013	$25,639

Net income per common share:
Basic	$0.62	$1.56
Diluted	$0.62	$1.54

Weighted average number of
common shares:
Basic	16,094	16,404
Diluted	16,255	16,634

	Twelve Months Ended
Segment Information:	December 31,
	2019	2018
Revenues:
American Public Education, Inc.	$256,899	$260,062
Hondros College of Nursing	$29,479	$37,625
Intersegment Elimination[1]	$(108)	$—
Income (loss) from operations before
interest income and income taxes:
American Public Education, Inc.	$23,522	$28,561
Hondros College of Nursing	$(10,768)	$3,965
Intersegment Elimination[1]	$2	$—

[1] Effective January 1, 2019, the APEI Segment began charging the HCN Segment for the value of courses taken by HCN Segment employees at American Public University System.  The intersegment revenue elimination is the elimination of this intersegment revenue in consolidation.

GAAP to Adjusted Net Income Reconciliation:
The following table sets forth the reconciliation of the Company's reported GAAP net income to the calculation of adjusted net income for the twelve months ended December 31, 2019 and 2018:

(In thousands, except per share data)

	Twelve Months Ended December 31,
	2019		2018
	$	Per Share	$	Per Share

Net income:	$10,013	$0.62	$25,639	$1.54
Add adjustments:
Impairment of goodwill	7,336	0.45	—	—
Voluntary reduction in force	—	—	1,714	0.10
Compensation expense adjustment	2,814	0.17	—	—
Tax effect of the non-GAAP adjustment	(2,450)	(0.15)	(447)	(0.03)
Adjusted net income:	$17,713	$1.09	$26,906	$1.62

Weighted average number of diluted
common shares outstanding:	16,255		16,634

CONTACT: Richard W. Sunderland, Jr., CPA, Executive Vice President and Chief Financial Officer, 304.885.5371; Christopher L. Symanoskie, IRC, Vice President, Investor Relations, 703.334.3880